AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “AMENDMENT”) is made as of June 9, 2008 (the “EFFECTIVE DATE”), by and between Lev Pharmaceuticals, Inc., a Delaware corporation (“COMPANY”) and Douglas J. Beck (“EMPLOYEE”).

WHEREAS, EMPLOYEE desires to continue to be employed by COMPANY;

WHEREAS, COMPANY desires to continue to retain EMPLOYEE as a Employee;

WHEREAS, COMPANY and EMPLOYEE entered into an Employment Agreement on the 7th day of June, 2006 (the “EMPLOYMENT AGREEMENT”).

WHEREAS, COMPANY and EMPLOYEE desire to amend the Employment Agreement upon the terms and conditions set forth in this AMENDMENT.

WHEREAS, except as otherwise defined herein, all terms used in this Amendment that are defined in the Employment Agreement shall have the same meaning as set forth in the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreement and covenants hereinafter set forth, the parties agree to the terms and conditions of this Amendment as follows:

1. Section 4.1 of the Employment Agreement is restated in its entirety as follows:

During the twelve month period beginning on June 10, 2008, Employee shall be compensated at the rate of $192,675 per annum (the “Base Salary”). Commencing on the second twelve month period of the term, beginning on June 10, 2009, the Base Salary for shall be $202,309 per annum. Future increases, if any, shall be determined by the Board of Directors or if the Board so designates, the Compensation Committee, in its discretion, on each subsequent 12-month anniversary of the Commencement Date.

2.  Section 7.1 of the Employment Agreement is hereby amended to delete the second sentence of Section 7.1 and such deleted text is hereby replaced with the following sentence:

The Term shall continue for a period of two years after the Effective Date of this Amendment and expire June 10, 2010, unless sooner terminated by either the Company or Employee in accordance with the terms and conditions set forth in Article VIII.

3. Other than the amendments agreed upon by the parties as set forth herein, the Employment Agreement (a) has not otherwise been modified by the Parties and (b) all other terms and conditions of the Employment Agreement shall remain in full force and effect and are hereby ratified, affirmed and approved. This Amendment supersedes all prior arrangements and understandings between the parties, written or oral, with respect to its subject matter.

AMENDMENT TO EMPLOYMENT AGREEMENT

4. This Amendment may be executed in counterparts by each party and delivered by facsimile telephonic transmission, and such execution and delivery shall be legally binding on the parties to the same extent as if original signatures in ink were delivered in person.

In Witness Whereof, the parties hereto have executed this AMENDMENT as of the Effective Date.

Lev Pharmaceuticals, Inc.	EMPLOYEE

By: /s/ Joshua D. Schein Name: Joshua D. Schein Title: Chief Executive Officer	By: /s/ Douglas J. Beck Douglas J. Beck